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                                                                   EXHIBIT 10.24


                                 AMENDMENT NO. 1
                             TO EMPLOYMENT AGREEMENT


This Amendment No. 1 to Employment Agreement (the "Amendment") is made and entered into this ___ day of November, 1998 by and between Xionics Document Technologies, Inc. ("Xionics") and Peter J. Simone ("Simone").

WHEREAS, Xionics entered into an Employment Agreement with Simone as of March 18, 1998 (the "Agreement"); and

WHEREAS, the parties now desire to amend the Agreement as set forth herein in order to effectuate a resolution of Xionics' Board of Directors (the "Board") adopted on October 28, 1998 regarding the extension of certain executives' and senior managers' time to exercise vested stock options in the event their employment is terminated in connection with a change of control of the Company;

NOW THEREFORE, the parties hereby agree that the Agreement is amended by adding the following to the Agreement as new Section 6.3(d):

         "(d) In the event Simone's employment is actually or constructively terminated in a manner described in Section 6.3(b) above, any and all of his stock options that were granted on or after February 27, 1998 and that are vested at the date of such termination shall be exercisable for a period of twenty-four (24) months from and after the date of such termination, notwithstanding anything to the contrary in the provision(s) of Simone's Stock Option Agreement(s) governing the exercisability of his stock options after termination of employment; provided, that if the Board should determine, upon receipt of a written opinion of Xionics' independent public accountants, that giving effect to this Section 6.3(d) would preclude accounting for any proposed business combination of Xionics with another entity as a pooling of interests, and the Board otherwise desires to approve such a proposed business combination which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then this Section 6.3(d) shall be null and void, but only if its absence would preserve the pooling treatment."

Except as amended herein, the Agreement remains in full force and effect as originally written.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


EMPLOYER:                                              EMPLOYEE:

XIONICS DOCUMENT TECHNOLOGIES, INC.


By: /s/ Carolyn E. Ramm                                /s/ Peter J. Simone
    -----------------------------------------          -------------------------
    Title: Secretary                                   Peter J. Simone


By: /s/ Paul R. Low
    -----------------------------------------
    Title: Chairman of the Board of Directors